Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
Encore Acquisition Company (EAC)
March 16, 2004


                               Continuation Sheet

                                     Form 4

                        Statement of Beneficial Ownership

     Explanation of Responses:

     (1) The amount shown in table I represents the beneficial ownership of the Common Stock (the "Common Stock") of Encore Acquisition Company (the "Company") by Warburg, Pincus Equity Partners, L.P. ("WPEP"), which includes three affiliated partnerships. Warburg Pincus & Co. ("WP") is the sole general partner of WPEP. WPEP is managed by Warburg Pincus LLC ("WP LLC"). The address of the Warburg Pincus entities is 466 Lexington Avenue, New York, New York 10017. The members of WP LLC are substantially the same as the partners of WP. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), WP and WP LLC may be deemed to be the beneficial owners of the Common Stock held by WPEP, although both WP and WP LLC disclaim beneficial ownership of the Common Stock except to the extent of any pecuniary interest therein. Mr. Howard Newman, a director of the Company, is a general partner of WP and a vice chairman and member of WP LLC. As such, Mr. Newman may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the Common Stock owned by WPEP, WP and WP LLC. Mr. Newman disclaims beneficial ownership of such shares except to the extent of any indirect pecuniary interest therein.

     (2) On March 12, 2004, WPEP distributed an aggregate of 1,999,996 shares of Common Stock to its partners.

     (3) As a result of the March 12, 2004 distribution, Mr. Newman received 400 shares of Common Stock.

Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
Encore Acquisition Company (EAC)
March 16, 2004


     1.   Name:          Howard H. Newman
          Address:       466 Lexington Avenue
                         New York, New York 10017

     2.   Name:          Warburg, Pincus Equity Partners, L.P.
          Address:       466 Lexington Avenue
                         New York, New York 10017

     3.   Name:          Warburg Pincus & Co.
          Address:       466 Lexington Avenue
                         New York, New York 10017

     4.   Name:          Warburg Pincus LLC
          Address:       466 Lexington Avenue
                         New York, New York 10017

     Designated Filer:          Howard H. Newman
     Issuer & Ticker Symbol     Encore Acquisition Company (EAC)
     Period Covered by Form:    March 12, 2004

Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
Encore Acquisition Company (EAC)
March 16, 2004


               WARBURG, PINCUS EQUITY PARTNERS, L.P. (1)
               By:  Warburg Pincus & Co., General Partner

               By:  /s/ Scott A. Arenare                              3/16/04
                    -----------------------------                     -------
               Name:  Scott A. Arenare                                Date
               Title: Partner

               WARBURG PINCUS & CO. (1)


               By:  /s/ Scott A. Arenare                              3/16/04
                    -----------------------------                     -------
               Name:  Scott A. Arenare                                Date
               Title: Partner

               WARBURG PINCUS LLC (1)


               By:  /s/ Scott A. Arenare                              3/16/04
                    -----------------------------                     -------
               Name:  Scott A. Arenare                                Date
               Title: Member